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                                                                 EXHIBIT (j)(2)


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 75 to the Registration Statement (1933 Act File No. 2-22019) on Form N-1A of Eaton Vance Growth Trust of our reports each dated October 13, 2000 of Greater China Growth Portfolio and Eaton Vance Greater China Growth Fund, included in the August 31, 2000 Annual Report to Shareholders of the Fund.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information of the Registration Statement.


                                  /s/ Deloitte & Touche LLP
                                  DELOITTE & TOUCHE LLP


December 21, 2000
Boston, Massachusetts

                                      C-16